UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2013

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, 12th Floor, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 504-1111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2013, Revolution Lighting Technologies, Inc. (“Revolution”) announced that it had entered into an Agreement and Plan of Merger, dated as of August 9, 2013 (the “Merger Agreement”), by and among Revolution, Relume Acquisition Company, Inc., a wholly-owned subsidiary of Revolution (“Merger Sub”), Relume Technologies, Inc., a Delaware corporation (“Relume”), Beringea Invest Michigan LLC, as noteholder representative, and the Noteholders named therein. Pursuant to the Merger Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Relume, upon which the existing capital stock of Relume will be cancelled and Relume will become a subsidiary of Revolution. Relume is a manufacturer of outdoor LED products and smart grid control systems for outdoor lighting applications.

Under the Merger Agreement, the merger consideration will consist of $15 million, of which $5 million will be paid in cash (the “Cash Consideration”) and $10 million will be paid in cash and/or through the issuance of shares of common stock of Revolution (“Common Stock”) (the “Stock Consideration”), in such proportions as determined by Revolution in its sole discretion. The merger consideration will be paid to the noteholders of Relume and the holders of certain other obligations of Relume. The number of shares comprising the Stock Consideration will be determined based on the volume weighted average trading price per share of the Common Stock over the thirty (30) trading days ending with the second trading day preceding the closing date (the “Average Closing Price”). The merger consideration will be subject to a customary working capital adjustment.

A number of shares of Common Stock with a value of at least $750,000 based on the Average Closing Price shall be placed in escrow for 18 months from the closing date, and will be available to compensate Revolution for any losses it may incur as a result of indemnified matters, including any breach of the representations and warranties or covenants of Relume or the noteholders contained in the Merger Agreement and for any negative post-closing working capital adjustments to the merger consideration.

The Board of Directors of each of Revolution and Relume has approved the Merger Agreement. In addition, Relume has obtained the requisite stockholder approval for the transactions contemplated by the Merger Agreement. The Merger Agreement contains representations, warranties and covenants made by the parties to each other. Relume’s covenants include that (i) Relume will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, except that Relume will take necessary action to file a liquidation proceeding with respect to a wholly owned subsidiary, (ii) Relume will not engage in certain kinds of transactions during such period, and (iii) Relume will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions. Revolution covenants that if it issues shares of Common Stock or other convertible securities to an affiliate of Revolution at a consideration or conversion price per share that is less than the Average Closing Price, during the nine months following the closing date, other than pursuant to certain existing agreements, the Relume noteholders shall be issued additional shares of Common Stock sufficient to offset the dilutive impact.

The acquisition of Relume remains subject to various standard closing conditions, including the entry into an employment and non-compete agreement with Relume’s key employee, the receipt of certain consents, the absence of any material adverse effect on each of Relume and Revolution since the date of the Merger Agreement and the release of liens and payoff of all significant indebtedness of Relume.

The foregoing is a summary of the material terms of the Merger and the Merger Agreement. Investors are encouraged to review the entire text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

On August 12, 2013, Revolution issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in item 1.01 above as to the Stock Consideration to be issued at closing and potential anti-dilution shares to be issued. All shares to be issued pursuant to the Merger Agreement will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”). The exemption from registration pursuant to Regulation D will be based on, among other things, the receipt of certifications from each noteholder of Relume to receive Common Stock to the effect that such person is an “accredited investor” within the meaning of Rule 506 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2013, by and among Revolution Lighting Technologies, Inc., Relume Acquisition Company, Inc., Relume Technologies, Inc., Beringea Invest Michigan LLC, as noteholder representative, and the Noteholders named therein.*

99.1	Press Release, dated August 12, 2013, regarding the Relume Merger.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2013	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2013, by and among Revolution Lighting Technologies, Inc., Relume Acquisition Company, Inc., Relume Technologies, Inc., Beringea Invest Michigan LLC, as noteholder representative and the Noteholders named therein.*

99.1	Press Release, dated August 12, 2013, regarding the Relume Merger.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.